CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment 22 to the Registration Statement on Form N-4, 333-139760 of RiverSource® Signature Select Variable Annuity of our report dated February 22, 2018 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2018 relating to the financial statements of RiverSource Variable Annuity Account, which appear in such Registration Statement. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 23, 2018